Exhibit 99.1
For Immediate Release

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Second Quarter
2009 Results
ATLANTA — July 21, 2009 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported second quarter 2009 non-GAAP adjusted diluted earnings per share of $0.14 compared to $0.42 in the 2008 second quarter, and a GAAP loss per share of $0.02 compared to earnings of $0.37 per share in the prior year second quarter.
The Company posted total second quarter revenue of $58.4 million, which was down 35% from overall revenue posted in the second quarter of 2008, driving the earnings per share decline.
Manhattan Associates President and CEO Pete Sinisgalli commented, “Similar to the first quarter, businesses continue to be hesitant to release capital. This is particularly true for larger capital expenditures. As a result, we had no million-dollar contracts in either the first quarter or second quarter of the year. Our competitive win rate continues to be favorable and I believe when businesses in the markets we serve gain confidence in the economy we will see strong improvement in our financial results.”
SECOND QUARTER 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.14 in the second quarter of 2009, compared to $0.42 in the second quarter of 2008.

•	The Company reported a GAAP loss per share of $0.02 in the second quarter of 2009, compared to $0.37 GAAP diluted earnings per share in the second quarter of 2008. The second quarter of 2009 includes a pre-tax restructuring charge of $3.8 million, or $0.12 per share, associated with the workforce reduction initiative executed in the quarter.

•	Consolidated revenue for the second quarter of 2009 was $58.4 million, compared to $90.5 million in the second quarter of 2008. License revenue was $4.1 million in the second quarter of 2009, compared to $19.4 million in the second quarter of 2008.

•	Adjusted operating income, a non-GAAP measure, was $5.2 million in the second quarter of 2009, compared to $15.5 million in the second quarter of 2008.

•	The Company reported a GAAP operating loss, including a pre-tax restructuring charge of $3.8 million, for the second quarter of 2009 of $0.4 million compared to GAAP operating income of $13.3 million in the second quarter of 2008.

•	Cash flow from operations was $10.8 million in the second quarter of 2009, compared to $21.0 million in the second quarter of 2008. Days Sales Outstanding were 61 days at June 30, 2009, compared to 78 days at June 30, 2008.

•	Cash and investments on-hand at June 30, 2009 was $90.8 million compared to $89.2 million at March 31, 2009.

•	The Company repurchased 577,606 common shares totaling $10.0 million at an average share price of $17.34 in the second quarter of 2009, self-funded from Q2 cash flow from operations. The Company has $15.0 million in remaining share repurchase authority.
SIX MONTH 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.22 for the six months ended June 30, 2009, compared to $0.77 for the six months ended June 30, 2008.

•	GAAP loss per share for the six months ended June 30, 2008 was $0.01, compared to $0.66 earnings per share for the six months ended June 30, 2008. The first half of 2009 results include pre-tax restructuring charges of $3.9 million, or $0.12 per share.

•	Consolidated revenue for the six months ended June 30, 2009 was $119.2 million compared to $178.8 million for the six months ended June 30, 2008. License revenue was $9.0 million for the six months ended June 30, 2009, compared to $37.7 million in the six months ended June 30, 2008.

•	Adjusted operating income, a non-GAAP measure, was $8.0 million for the six months ended June 30, 2009, compared to $26.5 million for the six months ended June 30, 2008.

•	GAAP operating income, including a pre-tax restructuring charge of $3.9 million, was $0.2 million for the six months ended June 30, 2009, compared to $22.4 million for the six months ended June 30, 2008.

•	The Company repurchased approximately 1.3 million common shares at an average share price of $15.93, for a total investment of $20.0 million.
SALES ACHIEVEMENTS:
•	Completing software license wins with new customers such as Better Life Commercial Chain Share Co., Chanel (Australia), Dongguan Jiarong Supermarket Co., Kem Krest Corporation, Kuehne & Nagel, Mulberry Group Plc, Shandong JiaJiaYue Group Co., WWRD United Kingdom.

•	Expanding partnerships with existing customers such as ACCO Brands Benelux, Brinkmann Corporation, CEVA Logistics Singapore, Complete Entertainment Services LTD, Excell Home Fashions, Inc., LeSaint Logistics, Movianto UK , Orchard Brands, Inc., O’Reilly Automotive, Inc., Panalpina Management AG, Republic National Distributing Company, River Island Clothing Company, RGH Enterprises, Inc., Teva Phamaceutical USA, The Bear Factory Limited, The Beistle Company, APL Co. and Weldom.
2009 GUIDANCE
Due to economic uncertainty and limited visibility, Manhattan Associates has decided to suspend its earnings guidance for the remainder of 2009. Our previously published guidance for fiscal year 2009 should not be relied upon as reflecting management’s current expectations for full year results.
“Given our challenges forecasting license revenue in the first half of 2009 and the ongoing turbulence in the global economy, we have suspended our earnings guidance for the remainder of the year. We will revisit our guidance policy when markets stabilize,” Mr. Sinisgalli said.

CONFERENCE CALL
The Company’s conference call regarding its second quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, July 21, 2009. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 15403556, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ third quarter 2009 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended June 30, 2009.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense under SFAS 123(R), asset impairment charges, and restructuring charges, all net of income tax effects, and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.

The Company has also presented certain information excluding the effect between periods of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 19-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE®, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the global economic downturn; disruptions in credit markets; delays in product development; competitive pressures; software errors; and additional risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenue:
Software license	$4,126	$19,365	$9,048	$37,677
Services	49,422	62,289	100,265	122,126
Hardware and other	4,861	8,836	9,921	19,011

Total revenue	58,409	90,490	119,234	178,814

Costs and Expenses:
Cost of license	1,035	1,641	2,459	2,785
Cost of services	21,319	29,856	44,476	61,136
Cost of hardware and other	4,177	7,317	8,298	15,583
Research and development	9,188	11,711	19,415	24,365
Sales and marketing	9,026	14,676	19,105	28,248
General and administrative	7,251	8,867	15,213	17,938
Depreciation and amortization	3,010	3,158	6,175	6,406
Restructuring charge	3,829	—	3,892	—

Total costs and expenses	58,835	77,226	119,033	156,461

Operating (loss) income	(426)	13,264	201	22,353

Other (expense) income, net	(404)	650	(637)	2,951

(Loss) income before income taxes	(830)	13,914	(436)	25,304
Income tax (benefit) provision	(274)	4,835	(142)	8,793

Net (loss) income	$(556)	$9,079	$(294)	$16,511

Basic (loss) earnings per share	$(0.02)	$0.37	$(0.01)	$0.68
Diluted (loss) earnings per share	$(0.02)	$0.37	$(0.01)	$0.66

Weighted average number of shares:
Basic	22,391	24,259	22,687	24,341
Diluted	22,391	24,826	22,687	24,833

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating (loss) income	$(426)	$13,264	$201	$22,353
Stock option expense (a)	1,010	1,372	2,410	2,676
Purchase amortization (b)	741	844	1,482	1,725
Sales tax recoveries (c)	—	—	—	(234)
Restructuring charge (d)	3,829	—	3,892	—

Adjusted operating income (Non-GAAP)	$5,154	$15,480	$7,985	$26,520

Income tax (benefit) provision	$(274)	$4,835	$(142)	$8,793
Stock option expense (a)	314	477	783	930
Purchase amortization (b)	234	293	482	599
Sales tax recoveries (c)	—	—	—	(81)
Restructuring charge (d)	1,244	—	1,265	—

Adjusted income tax provision (Non-GAAP)	$1,518	$5,605	$2,388	$10,241

Net (loss) income	$(556)	$9,079	$(294)	$16,511
Stock option expense (a)	696	895	1,627	1,746
Purchase amortization (b)	507	551	1,000	1,126
Sales tax recoveries (c)	—	—	—	(153)
Restructuring charge (d)	2,585	—	2,627	—

Adjusted net income (Non-GAAP)	$3,232	$10,525	$4,960	$19,230

Diluted EPS	$(0.02)	$0.37	$(0.01)	$0.66
Stock option expense (a)	0.03	0.04	0.07	0.07
Purchase amortization (b)	0.02	0.02	0.04	0.05
Sales tax recoveries (c)	—	—	—	(0.01)
Restructuring charge (d)	0.12	—	0.12	—

Adjusted diluted EPS (Non-GAAP)	$0.14	$0.42	$0.22	$0.77

Fully diluted shares	22,391	24,826	22,687	24,833
Effect of common stock equivalents (e)	53	—	44	—

Adjusted fully diluted shares (Non-GAAP)	22,444	24,826	22,731	24,833

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and six months ended June 30, 2009 and 2008:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cost of services	$188	$117	$321	$239
Research and development	258	196	471	392
Sales and marketing	(42)	426	405	846
General and administrative	606	633	1,213	1,199

Total stock option expense	$1,010	$1,372	$2,410	$2,676

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	During the quarter ended June 30, 2009, we committed to and initiated plans to reduce our workforce by approximately 140 positions to realign our capacity based on the revised revenue outlook for 2009. As a result of this initiative, we recorded a restructuring charge of approximately $3.8 million in the second quarter of 2009. The restructuring charge primarily consists of employee severance and outplacement services. We also recorded additional employee severance expense of $63,000 in the first quarter of 2009 related to the restructuring action taken in the fourth quarter of 2008. We do not believe that the restructuring charge is a common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

(e)	All common stock equivalents were anti-diluted for GAAP for the three and six months ended June 30, 2009 because we recorded a net loss. Adjustment represents common equivalent shares for these periods using the treasury stock method to properly present diluted shares for our adjusted net income.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$87,968	$85,739
Accounts receivable, net of allowance of $5,220 and $5,566 in 2009 and 2008, respectively	39,405	63,896
Deferred income taxes	6,734	6,667
Income tax receivable	843	—
Prepaid expenses and other current assets	4,800	6,979

Total current assets	139,750	163,281

Property and equipment, net	18,525	21,721
Long-term investments	2,801	2,967
Acquisition-related intangible assets, net	4,955	6,438
Goodwill, net	62,276	62,276
Deferred income taxes	10,526	10,932
Other assets	2,519	2,606

Total assets	$241,352	$270,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,394	$8,480
Accrued compensation and benefits	11,115	17,429
Accrued and other liabilities	15,334	16,188
Deferred revenue	32,626	32,984
Income taxes payable	—	2,365

Total current liabilities	65,469	77,446

Other non-current liabilities	12,935	12,936

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2009 or 2008	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 22,500,285 and 23,581,109 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	225	234
Additional paid-in capital	—	—
Retained earnings	165,530	182,882
Accumulated other comprehensive loss	(2,807)	(3,277)

Total shareholders’ equity	162,948	179,839

Total liabilities and shareholders’ equity	$241,352	$270,221

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2009	2008
	(unaudited)
Operating activities:
Net (loss) income	$(294)	$16,511
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,175	6,406
Stock compensation	4,018	4,337
Loss on disposal of equipment	12	32
Tax (deficiency) benefit of stock awards exercised/vested	(1,088)	119
Excess tax benefits from stock based compensation	(9)	(76)
Deferred income taxes	386	—
Unrealized foreign currency loss (gain)	723	(1,292)
Changes in operating assets and liabilities:
Accounts receivable, net	25,082	(3,840)
Other assets	2,342	1,126
Accounts payable, accrued and other liabilities	(9,872)	(193)
Income taxes	(2,944)	1,791
Deferred revenue	(986)	2,196

Net cash provided by operating activities	23,545	27,117

Investing activities:
Purchase of property and equipment	(1,360)	(5,560)
Net maturities of investments	80	21,533

Net cash (used in) provided by investing activities	(1,280)	15,973

Financing activities:
Purchase of common stock	(20,540)	(12,351)
Excess tax benefits from stock based compensation	9	76
Proceeds from issuance of common stock from options exercised	544	2,187

Net cash used in financing activities	(19,987)	(10,088)

Foreign currency impact on cash	(49)	(749)

Net change in cash and cash equivalents	2,229	32,253
Cash and cash equivalents at beginning of period	85,739	44,675

Cash and cash equivalents at end of period	$87,968	$76,928

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
GAAP Diluted EPS	$0.30	$0.37	$0.18	$0.08	$0.01	$(0.02)	$0.66	$(0.01)
Adjustments to GAAP:
Stock option expense	0.03	0.04	0.04	0.04	0.04	0.03	0.07	0.07
Purchase amortization	0.02	0.02	0.02	0.02	0.02	0.02	0.05	0.04
Sales tax recoveries	(0.01)	—	—	—	—	—	(0.01)	—
Asset impairment charge	—	—	0.22	—	—	—	—	—
Non-recurring tax adjustments	—	—	(0.11)	(0.02)	—	—	—	—
Restructuring charge	—	—	—	0.13	—	0.12	—	0.12

Adjusted Diluted EPS	$0.35	$0.42	$0.34	$0.26	$0.07	$0.14	$0.42	$0.22

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
Revenue:
Americas	$72,129	$73,551	$67,957	$63,609	$50,827	$47,372	$145,680	$98,199
EMEA	12,028	11,961	10,083	8,726	7,030	7,818	23,989	14,848
APAC	4,167	4,978	4,696	3,316	2,968	3,219	9,145	6,187

	$88,324	$90,490	$82,736	$75,651	$60,825	$58,409	$178,814	$119,234

GAAP Operating Income (Loss):
Americas	$7,065	$10,643	$1,618	$(477)	$260	$(407)	$17,708	$(147)
EMEA	2,055	2,215	1,292	1,078	738	1,124	4,270	1,862
APAC	(31)	406	332	(233)	(371)	(1,143)	375	(1,514)

	$9,089	$13,264	$3,242	$368	$627	$(426)	$22,353	$201

Adjustments (pre-tax):
Americas:
Stock option expense	$1,304	$1,372	$1,399	$1,383	$1,400	$1,010	$2,676	$2,410
Purchase amortization	881	844	769	759	741	741	1,725	1,482
Sales tax recoveries	(234)	—	—	—	—	—	(234)	—
Asset impairment charge	—	—	5,205	—	—	—	—	—
Restructuring charge	—	—	—	4,369	59	2,960	—	3,019

	$1,951	$2,216	$7,373	$6,511	$2,200	$4,711	$4,167	$6,911

EMEA:
Restructuring charge	—	—	—	204	$—	$20	$—	$20

	$—	$—	$—	$204	$—	$20	$—	$20

APAC:
Restructuring charge	—	—	—	94	$4	$849	$—	$853

	$—	$—	$—	$94	$4	$849	$—	$853

Total Adjustments	$1,951	$2,216	$7,373	$6,809	$2,204	$5,580	$4,167	$7,784

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,016	$12,859	$8,991	$6,034	$2,460	$4,304	$21,875	$6,764
EMEA	2,055	2,215	1,292	1,282	738	1,144	4,270	1,882
APAC	(31)	406	332	(139)	(367)	(294)	375	(661)

	$11,040	$15,480	$10,615	$7,177	$2,831	$5,154	$26,520	$7,985

3	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
Professional services	$41,718	$42,866	$40,693	$33,728	$32,345	$30,767	$84,584	$63,112
Customer support and software enhancements	18,119	19,423	19,330	20,090	18,498	18,655	37,542	37,153

Total services revenue	$59,837	$62,289	$60,023	$53,818	$50,843	$49,422	$122,126	$100,265

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
4.	Hardware and other revenue includes the following items (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Hardware revenue	$7,141	$5,428	$5,756	$4,916	$3,080	$2,992	$12,569	$6,072
Billed travel	3,034	3,408	3,155	3,083	1,980	1,869	6,442	3,849

Total hardware and other revenue	$10,175	$8,836	$8,911	$7,999	$5,060	$4,861	$19,011	$9,921

5.	Impact of Currency Fluctuation
The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Revenue	$1,131	$1,189	$132	$(2,209)	$(2,387)	$(1,996)	$2,320	$(4,383)
Costs and expenses	1,601	911	(331)	(3,112)	(3,307)	(2,560)	2,512	(5,867)

Operating income	(470)	278	463	903	920	564	(192)	1,484
Foreign currency gains (losses) in other income	1,641	299	542	1,395	(366)	(506)	1,940	(872)

	$1,171	$577	$1,005	$2,298	$554	$58	$1,748	$612

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Operating income	$(619)	$59	$540	1,248	$1,129	$800	$(560)	$1,929
Foreign currency gains (losses) in other income	94	385	787	549	336	(367)	479	(31)

Total impact of changes in the Indian Rupee	$(525)	$444	$1,327	$1,797	$1,465	$433	$(81)	$1,898

6.	Other income (expense) includes the following components (in thousands):

	2008				2009		2009	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Interest income	$660	$351	$385	$272	$133	$102	$1,011	$235
Foreign currency gains (losses)	1,641	299	542	1,395	(366)	(506)	1,940	(872)

Total other income (expense)	$2,301	$650	$927	$1,667	$(233)	$(404)	$2,951	$(637)

7.	Capital expenditures are as follows (in thousands):

	2008				2009		2008	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Capital expenditures	$2,716	$2,844	$1,258	$890	$873	$487	$5,560	$1,360

8.	Stock Repurchase Activity
During 2009, we repurchased 1,256,106 shares of common stock totaling $20.0 million at an average price of $15.93. In 2008 for the full year, we repurchased approximately 1.7 million shares of common stock totaling $35.0 million at an average price of $20.52.